Exhibit 10.23

CHC GROUP LTD.

2013 OMNIBUS INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

(Performance Vesting)

THIS RESTRICTED SHARE AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page (the “Signature Page”) attached hereto (the “Date of Grant”), between CHC Group Ltd., an exempted company with limited liability under the laws of the Cayman Islands with registered number 213521 (the “Company”) or any successor thereto, and the participant identified on the Signature Page (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are incorporated herein by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Shares provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) Confidential Information: The term “Confidential Information” shall have the meaning set forth in Section 9(c) of this Agreement.

(b) Employment: The term “Employment” shall mean (i) the Participant’s employment if the Participant is an employee of the Company or any of its Affiliates or Subsidiaries, (ii) the Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates or Subsidiaries and (iii) the Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(c) Employment Agreement Covenants: The term “Employment Agreement Covenants” shall have the meaning set forth in Section 9(a) of this Agreement.

(d) Immediate Family Members: The term “Immediate Family Members” shall have the meaning set forth in Section 8(b) of this Agreement.

(e) Plan: The term “Plan” shall mean the CHC Group Ltd. 2013 Omnibus Incentive Plan, as amended from time to time.

(f) Termination Date: The term “Termination Date” shall mean the date upon which the Participant’s Employment terminates for any reason.

2. Grant of Restricted Shares. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant the number of Restricted Shares appearing on the Signature Page, subject to adjustment as set forth in the Plan (the “Award”). The Restricted Shares shall vest in accordance with Section 3 hereof.

3. Vesting of Restricted Shares.

(a) Vesting Schedule. The Award shall initially be unvested and, subject to Section 3(b) below, shall vest as follows:

(i)	[Insert number that represents total number of Restricted Shares that will vest on attainment of first stock price hurdle] Restricted Shares shall vest if the closing trading price of an Ordinary Share on the New York Stock Exchange or such other primary stock exchange on which the Ordinary Shares are listed and traded (or quoted on NASDAQ) (an “Exchange”) equals or exceeds $40.00 (the “Base Price”), based on a twenty (20) consecutive day trading average;

(ii)	[Insert number that represents total number of Restricted Shares that will vest on attainment of second stock price hurdle] Restricted Shares (the “Second Tranche”) shall vest if the closing trading price of an Ordinary Share on an Exchange equals or exceeds $53.62 (the “Second Price Hurdle”), based on a twenty (20) consecutive day trading average; and

(iii)	the remaining [Insert number that represents total number of Restricted Shares that will vest on attainment of third stock price hurdle] Restricted Shares (the “Fourth Tranche”) shall vest if the closing trading price of an Ordinary Share on an Exchange equals or exceeds $67.02 (the “Fourth Price Hurdle”) based on a twenty (20) consecutive day trading average.

Notwithstanding the foregoing, subject to Section 3(b) below, fifty percent (50%) of the Fourth Tranche (the “Third Tranche”) shall vest if the closing trading price of an Ordinary Share on an Exchange equals or exceeds $60.00 (the “Third Price Hurdle”, together with the Base Price, the Second Price Hurdle and the Fourth Price Hurdle, the “Price Hurdles”)), based on a twenty (20) consecutive day trading average.

Notwithstanding anything herein to the contrary, subject to Section 3(b) below, if, in connection with a Change in Control, the per Ordinary Share consideration to be received in such transaction (the “CIC Consideration”) falls between one of the Price Hurdles, a portion of the Second Tranche, Third Tranche and/or Fourth Tranche, as applicable, shall vest at the percentage derived from a fraction, the numerator of which is the CIC Consideration minus the Base Price and the denominator of which is the Second Price Hurdle, Third Price Hurdle or Fourth Price Hurdle, as applicable, minus the Base Price.

Once Restricted Shares become vested in accordance with this Section 3(a), notwithstanding anything herein to the contrary, they shall be subject to the transfer restrictions set forth in Section 8 (other than as may be needed to satisfy the Participant’s related tax withholding obligations) and such transfer restrictions shall only lapse as and when 6922767 Holding (Cayman) Inc. sells Ordinary Shares and distributes the proceeds to funds affiliated with First Reserve Management, L.P. (the “First Reserve Shares”), in which case the Ordinary Shares issued hereunder may be sold on a pro-rata basis as determined based upon the percentage of First Reserve Shares which are sold, so that a corresponding percentage of the Participant’s aggregate Ordinary Shares issued hereunder may be sold.

(b) Termination of Employment. If the Participant’s Employment terminates for any reason, the Participant agrees that the Award (or any portion thereof), to the extent not then vested, repurchased, redeemed, surrendered or previously forfeited, shall immediately be surrendered to the Company, and without any payment of consideration therefor and this Agreement shall constitute the consent of the Participant to the Company completing such surrender and updating the register of members maintained by the Company pursuant to the Act to reflect such surrender.

4. Register of Members. Promptly after the Date of Grant, the Company will issue the Restricted Shares on a fully paid basis to the Participant and shall update the internal register of members maintained by the Company pursuant to the terms of the Act to reflect the issue of such Restricted Shares to the Participant. Certificates evidencing the Ordinary Shares may be issued by the Company in accordance with the terms of the Articles.

5. Rights as a Shareholder. The Participant shall be registered and remain registered as the holder of the Restricted Shares in the register of members maintained by the Company pursuant to the Act promptly following the grant of the Restricted Shares pursuant to this Agreement until or unless such shares are repurchased, redeemed or surrendered pursuant to the terms of this Agreement, and the Participant shall be entitled to all rights of a holder of Ordinary Shares of the Company, including, without limitation, voting rights; provided that (i) the Participant hereby instructs the Company to hold any cash or in-kind dividends paid with respect to the Restricted Shares (without interest) until the date that is 15 days following the date on which the contractual restrictions binding the Participant in relation to such Restricted Shares lapse and the Restricted Shares shall become vested pursuant to the terms of this Agreement and (ii) the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 8 below.

6. Restrictions. Subject to applicable law, any Ordinary Shares issued to the Participant pursuant to the Award shall be subject to such stop transfer orders and other contractual restrictions as the Committee (or its designee) may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Ordinary Shares are listed and any applicable U.S. or non-U.S. federal, state or local laws, and the Committee (or its designee) may cause a notation or notations to be entered into the books of the Company to make appropriate reference to such contractual restrictions save that such restriction shall not attach to the relevant Ordinary Shares.

7. No Right to Continued Employment. Neither the Plan nor this Agreement nor the granting of the Restricted Shares hereunder shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

8. Transferability.

(a) The Participant agrees to not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Restricted Shares at any time prior to such shares becoming vested and unrestricted pursuant to this Agreement (or at such later time as specifically provided for herein) other than by will or by the laws of descent and distribution; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b) Notwithstanding the foregoing and subject to Section 14(b) of the Plan, the Restricted Shares may be transferred to: (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (iii) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (iv) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes; provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

9. Confidential Information; Covenant Not to Compete/Not to Solicit.

(a) Sections 9(b), (c), (d) and (e) below do not apply to the extent the Participant is subject under a written employment agreement between the Participant and the Company or an Affiliate thereof to obligations or restrictions relating to confidential information, non-solicitation and non-competition that are set out in such employment agreement and such Participant remains bound by all of the provisions in the employment agreement including any provisions contained therein relating to confidential information, non-competition and non-solicitation (such provisions, the “Employment Agreement Covenants”).

(b) In this Section 9, the following words and phrases shall have the following meanings:

(i) “Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

(ii) “Restricted Business” means any business carried on by the Company or its Affiliates as of the Restriction Date with which the Participant was involved to a material extent at any time during the period of twelve (12) months ending on the Restriction Date.

(iii) “Restricted Customer” means any Person who at any time during the period of twelve (12) months ending on the Restriction Date was a customer of, a client of, or otherwise in the habit of dealing with, the Company and its Affiliates and with whom or which the Participant dealt to a material extent or for whom or which the Participant was responsible on behalf of the Company or its Affiliates during that period.

(iv) “Restriction Date” means the Participant’s Termination Date.

(v) “Restricted Employee” means any individual who, at the Restriction Date was an employee of the Company or its Affiliates and who could materially damage the interest of the Company or any of its Affiliates if he became employed in any business concern in competition with any Restricted Business and with whom the Participant worked closely during the period of twelve (12) months ending on the Restriction Date.

(c) In consideration of the Company granting the Restricted Shares hereunder to the Participant, the Participant hereby agrees, effective as of the date hereof, that without the Company’s prior written consent, the Participant shall not, directly or indirectly, (i) at any time during or after the Participant’s Employment, disclose any Confidential Information (as defined below) pertaining to the business of the Company or any of its Affiliates (except when required to perform the Participant’s duties to the Company or one of its Affiliates, or required by law or judicial process) or disparage the Company or any of its Affiliates; or (ii) at any time during the Participant’s Employment and for a period of twelve (12) months following the Participant’s Restriction Date, directly or indirectly (A) act as a proprietor, director, officer, employee, consultant, or partner in any business concern which is in competition with the Restricted Business, or have an investment in any such business that represents more than ten percent (10%) of all investments in such business or hold securities in any such business that represents more than ten percent (10%) of ownership (in value or in voting) of any such business, (B) solicit Restricted Customers of the Company or any of its Affiliates to terminate their relationship with the Company or any of its Affiliates or otherwise solicit Restricted Customers to compete for any Restricted Business or (C) solicit or offer employment to any Restricted Employee. If the Participant is bound by any other agreement with the Company or any of its Affiliates regarding the use or disclosure of Confidential Information, the provisions of this Section 9 shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of Confidential Information. “Confidential Information” shall mean all non-public information concerning trade secrets, know-how, software, developments, inventions, processes, technology, designs, financial data, strategic business plans or any proprietary or confidential information, documents, or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing and other non-public, proprietary, and confidential information.

(d) Notwithstanding Section 9(c) hereof, if at any time a court holds that the restrictions stated in such Section 9(c) hereof are unreasonable or otherwise unenforceable under circumstances then existing, the Company and the Participant agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. The Participant further recognizes the global nature of the Company’s and its Affiliates’ business. Because the Participant’s services are unique and because the Participant has had access to Confidential Information, the Company and the Participant agree that money damages will be an inadequate remedy for any breach of Section 9(c) hereof. In the event of a breach or threatened breach of Section 9(c) hereof, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favour, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(e) Repayment of Proceeds. In the event that the Participant materially breaches any of the provisions of Section 9 hereof or the Employment Agreement Covenants, as applicable, then the Participant shall be required (in addition to any other remedy available (on a non-exclusive basis)) to pay to the Company, within ten business days following the first date on which the Participant first breaches such provisions, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions in respect of, the Restricted Shares issued hereunder. For purposes of this section, a material breach would be one or more breaches that cause, individually or in the aggregate, damages to the Company, 6922767 Holding (Cayman) Inc., an Affiliate, First Reserve Fund XI, L.P. or First Reserve Fund XII, L.P. in excess of US$50,000.

10. Securities Laws; Cooperation. Upon the vesting of the Award (or any portion thereof), the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Agreement.

11. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Treasurer and a copy to the General Counsel, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

13. Restricted Shares Subject to Plan and the Articles. The Participant acknowledges that the Participant has received and read a copy of the Plan and the Articles. The Restricted Shares granted hereunder are subject to the terms and provisions of the Plan and the Articles, as each may be amended from time to time, and which are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14. Withholding.

(a) The Participant shall be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, from any Ordinary Shares or from any compensation (including from payroll or any other amounts payable to the Participant) the amount (in cash, Ordinary Shares, or other property) of any required withholding taxes in respect of Restricted Shares, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and other taxes.

(b) Without limiting the generality of the foregoing, the Participant may, subject to applicable law, satisfy, in whole or in part, the foregoing withholding liability (i) by surrender for nil value of Ordinary Shares held by the Participant (which are fully vested and not subject to any pledge or other security interest) to the Company or (ii) by having the Company withhold from the number of Ordinary Shares otherwise deliverable to the Participant hereunder Ordinary Shares with a Fair Market Value equal to the Participant’s full withholding liability. The Participant agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with this Agreement.

15. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant.

16. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date set forth on the Company’s signature page.

Participant

Name:

Agreed and accepted:

CHC Group Ltd.

Name:
Title:

Dated:

Number of Restricted Shares	[—]

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